                                                                  Exhibit 23 (b)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Cardinal Health, Inc. on Form S-8 of our report dated August 10, 1999, except for the first sentence of the third paragraph of Note 2 as to which the date is May 26, 2000 and the fiscal 1999 amounts in Note 12 as to which the date is September 5, 2000, appearing in the Annual Report on Form 10-K of Cardinal Health, Inc. for the year ended June 30, 2001.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Columbus, Ohio
June 27, 2002